Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS RECORD 2014 RESULTS
AND PROVIDES 2015 EARNINGS GUIDANCE

Highlights include:

•	Sales growth of 8% to a record $2.25 billion

•	Record 2014 diluted EPS of $2.44, an increase of 19% over 2013

•	2015 diluted EPS guidance of $2.72 to $2.87
______________________

COVINGTON, LA. (February 12, 2015) – Pool Corporation (NASDAQ/GSM:POOL) today announced fourth quarter and full year 2014 results.

“Our record results for 2014 marked another year of significant success and consistent investment in the future. Our base business results showed sustained growth as we continued to gain share by providing progressively more value and better service to our customers and suppliers. Additionally, we expanded our presence globally and broadened our product base, strengthening our capabilities in areas we expect will deliver unique long-term value. We truly believe we finished this year a better and stronger company,” commented Manuel Perez de la Mesa, President and CEO.

Net sales for the year ended December 31, 2014 increased 8% to a record high of $2.25 billion, compared to $2.08 billion in 2013. Base business sales increased 7%, which reflects increased demand for discretionary products, particularly in our building materials and equipment product offerings, as well as continued growth in sales of pool and landscaping maintenance products. Replacement and remodel activity, demand for energy efficient products and market share gains resulting from our team's high customer service levels drove our sales growth.

Gross profit for the year ended December 31, 2014 reached a record $643.3 million, a 9% increase over gross profit of $591.3 million in 2013. Gross profit as a percentage of net sales (gross margin) increased 20 basis points to 28.6% for 2014.

Selling and administrative expenses (operating expenses) for 2014 increased 7% to $454.5 million from $425.8 million in 2013. Base business operating expenses increased 5% over 2013, primarily due to greater personnel costs including performance-based incentive compensation expense, higher freight costs, increased facility related expenses and higher professional fees.

Operating income for the year improved 14% to $188.9 million from $165.5 million in 2013. Operating income as a percentage of net sales (operating margin) increased to 8.4% in 2014 compared to 8.0% in 2013.

Net income attributable to Pool Corporation increased 14% to a record $110.7 million in 2014 compared to $97.3 million in 2013. Earnings per share was up 19% to a record $2.44 per diluted share compared to $2.05 per diluted share in 2013. Adjusted EBITDA (as defined in the addendum to this release) increased 14% to $213.0 million in 2014 compared to $187.6 million in 2013, or 9.5% of net sales in 2014 compared to 9.0% of net sales in 2013.

On the balance sheet, total net receivables, including pledged receivables at December 31, 2014 increased 12% over December 31, 2013. This is consistent with our December 2014 sales growth, which included an additional billing day compared to December 2013. Inventory levels grew 9% to $467.0 million at December 31, 2014 compared to $429.2 million at December 31, 2013. Total debt outstanding at December 31, 2014 was $320.8 million, an increase of $74.4 million from the balance at December 31, 2013.

Cash provided by operations was $121.8 million in 2014, or $10.8 million more than net income. Compared to 2013, cash provided by operations was up $16.7 million due primarily to the increase in net income and improvements in working capital management.

Net sales for the fourth quarter increased 10% to $376.4 million compared to the fourth quarter of 2013. Base business sales improved 8% in the fourth quarter compared to the same period in 2013. Gross margin improved 10 basis points to 28.2% in the fourth quarter of 2014. Operating loss for the fourth quarter of 2014 was $0.7 million compared to a loss of $6.8 million in the same period last year. Net loss attributable to Pool Corporation for the fourth quarter of 2014 was $2.2 million compared to $5.0 million in the comparable 2013 period. Loss per diluted share for the fourth quarter of 2014 was $0.05 versus $0.11 per diluted share in the fourth quarter of 2013.

“Building on the momentum from our strong showing in 2014, we project earnings will range from $2.72 to $2.87 per diluted share for fiscal 2015. While the bar has been set successively higher each year, we are confident that by introducing new products and services that add value, providing our people with the best marketing and technological tools in the industry and empowering our team to take all of our unique resources to market, we can leverage the many opportunities available to us. I am excited about what we can achieve in 2015 and beyond,” said Perez de la Mesa.

POOLCORP is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 328 sales centers in North America, Europe, South America and Australia, through which it distributes more than 160,000 national brand and private label products to roughly 100,000 wholesale customers. For more information, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project,” “should” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013 (1)

Net sales	$376,442	$340,789	$2,246,562	$2,079,700
Cost of sales	270,422	244,996	1,603,222	1,488,423
Gross profit	106,020	95,793	643,340	591,277
Percent	28.2%	28.1%	28.6%	28.4%

Selling and administrative expenses	106,752	102,607	454,470	425,791
Operating income (loss)	(732)	(6,814)	188,870	165,486
Percent	(0.2)%	(2.0)%	8.4%	8.0%

Interest expense, net	1,794	1,509	7,485	6,748
Income (loss) before income taxes and equity earnings (loss)	(2,526)	(8,323)	181,385	158,738
Provision for income taxes	(552)	(3,218)	70,559	61,590
Equity earnings (loss) in unconsolidated investments	(5)	130	204	182
Net income (loss)	(1,979)	(4,975)	111,030	97,330
Less: net income attributable to noncontrolling interest	(216)	—	(338)	—
Net income (loss) attributable to Pool Corporation	$(2,195)	$(4,975)	$110,692	$97,330

Earnings (loss) per share:
Basic	$(0.05)	$(0.11)	$2.50	$2.10
Diluted	$(0.05)	$(0.11)	$2.44	$2.05
Weighted average shares outstanding:
Basic	43,444	45,708	44,281	46,282
Diluted	43,444	45,708	45,441	47,530

Cash dividends declared per common share	$0.22	$0.19	$0.85	$0.73
_________________

(1)	Derived from audited financial statements.

POOL CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,	Change
	2014	2013 (1)	$	%

Assets
Current assets:
Cash and cash equivalents	$14,830	$8,006	$6,824	85%
Receivables, net (2)	51,014	45,138	5,876	13
Receivables pledged under receivables facility	89,631	80,149	9,482	12
Product inventories, net (3)	466,962	429,197	37,765	9
Prepaid expenses and other current assets	11,659	9,802	1,857	19
Deferred income taxes	3,117	5,457	(2,340)	(43)
Total current assets	637,213	577,749	59,464	10

Property and equipment, net	56,475	52,328	4,147	8
Goodwill	173,924	171,974	1,950	1
Other intangible assets, net	11,995	10,196	1,799	18
Equity interest investments	1,244	1,243	1	—
Other assets, net	12,086	10,271	1,815	18
Total assets	$892,937	$823,761	$69,176	8%

Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable	$236,294	$214,596	$21,698	10%
Accrued expenses and other current liabilities	54,085	49,301	4,784	10
Current portion of long-term debt and other long-term liabilities	1,529	9	1,520	>100
Total current liabilities	291,908	263,906	28,002	11

Deferred income taxes	23,504	19,108	4,396	23
Long-term debt	319,309	246,418	72,891	30
Other long-term liabilities	10,751	8,147	2,604	32
Total liabilities	645,472	537,579	107,893	20
Redeemable noncontrolling interest	3,113	—	3,113	100
Total stockholders’ equity	244,352	286,182	(41,830)	(15)
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$892,937	$823,761	$69,176	8%
__________________

(1)	Derived from audited financial statements.

(2)	The allowance for doubtful accounts was $4.0 million at December 31, 2014 and $4.5 million at December 31, 2013.

(3)	The inventory reserve was $6.4 million at December 31, 2014 and $7.1 million at December 31, 2013.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2014	2013 (1)	Change
Operating activities
Net income	$111,030	$97,330	$13,700
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14,495	13,359	1,136
Amortization	1,387	1,237	150
Share-based compensation	9,065	8,150	915
Excess tax benefits from share-based compensation	(5,524)	(4,611)	(913)
Equity earnings in unconsolidated investments	(204)	(182)	(22)
Losses on foreign currency transactions	277	220	57
Other	6,145	3,538	2,607
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(12,751)	(10,085)	(2,666)
Product inventories	(30,409)	(27,291)	(3,118)
Prepaid expenses and other assets	(2,265)	504	(2,769)
Accounts payable	20,090	14,007	6,083
Accrued expenses and other current liabilities	10,479	8,912	1,567
Net cash provided by operating activities	121,815	105,088	16,727

Investing activities
Acquisition of businesses, net of cash acquired	(10,648)	(1,244)	(9,404)
Purchase of property and equipment, net of sale proceeds	(17,328)	(18,742)	1,414
Other investments, net	165	125	40
Net cash used in investing activities	(27,811)	(19,861)	(7,950)

Financing activities
Proceeds from revolving line of credit	820,720	678,936	141,784
Payments on revolving line of credit	(763,429)	(715,400)	(48,029)
Proceeds from asset-backed financing	121,600	70,000	51,600
Payments on asset-backed financing	(106,000)	(18,000)	(88,000)
Proceeds from long-term debt and other long-term liabilities	3,607	—	3,607
Payments on long-term debt and other long-term liabilities	(3,075)	(10)	(3,065)
Payments of deferred financing costs	(394)	(1,044)	650
Excess tax benefits from share-based compensation	5,524	4,611	913
Proceeds from stock issued under share-based compensation plans	13,530	21,409	(7,879)
Payments of cash dividends	(37,600)	(33,808)	(3,792)
Purchases of treasury stock	(136,466)	(96,179)	(40,287)
Net cash used in financing activities	(81,983)	(89,485)	7,502
Effect of exchange rate changes on cash and cash equivalents	(5,197)	(199)	(4,998)
Change in cash and cash equivalents	6,824	(4,457)	11,281
Cash and cash equivalents at beginning of period	8,006	12,463	(4,457)
Cash and cash equivalents at end of period	$14,830	$8,006	$6,824
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(1) Derived from audited financial statements.

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded components (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2014	2013	2014	2013	2014	2013
Net sales	$368,351	$340,789	$8,091	$—	$376,442	$340,789

Gross profit	102,862	95,793	3,158	—	106,020	95,793
Gross margin	27.9%	28.1%	39.0%	—	28.2%	28.1%

Operating expenses	103,645	102,607	3,107	—	106,752	102,607
Expenses as a % of net sales	28.1%	30.1%	38.4%	—	28.4%	30.1%

Operating income (loss)	(783)	(6,814)	51	—	(732)	(6,814)
Operating margin	(0.2)%	(2.0)%	0.6%	—	(0.2)%	(2.0)%

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Year Ended		Year Ended		Year Ended
	December 31,		December 31,		December 31,
	2014	2013	2014	2013	2014	2013
Net sales	$2,221,788	$2,077,945	$24,774	$1,755	$2,246,562	$2,079,700

Gross profit	634,738	590,832	8,602	445	643,340	591,277
Gross margin	28.6%	28.4%	34.7%	25.4%	28.6%	28.4%

Operating expenses	447,348	425,382	7,122	409	454,470	425,791
Expenses as a % of net sales	20.1%	20.5%	28.7%	23.3%	20.2%	20.5%

Operating income	187,390	165,450	1,480	36	188,870	165,486
Operating margin	8.4%	8.0%	6.0%	2.1%	8.4%	8.0%

We have excluded the following acquisitions from base business for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
St. Louis Hardscape Materials & Supply, LLC (1)(2)	December 2014	1	December 2014
Pool Systems Pty. Ltd.	July 2014	3	August - December 2014
DFW Stone Supply, LLC (1)	March 2014	2	March - December 2014
Atlantic Chemical & Aquatics Inc. (1)	February 2014	2	February - December 2014
B. Shapiro Supply, LLC (1)	May 2013	1	January - July 2014 and May - July 2013
Swimming Pool Supply Center, Inc. (1)	March 2013	1	January - May 2014 and March - May 2013

(1)	We acquired certain distribution assets of each of these companies.

(2)
We completed this acquisition on December 31, 2014. We excluded this sales center from base business for the period identified as per our definition of base business, but also because no results of operations are included in fiscal 2014 due to the acquisition date. We also have not included this sales center in our sales center count as of December 31, 2014, nor in the table below which summarizes the changes in our sales centers during the year.

When calculating our base business results, we exclude sales centers that are acquired, closed or opened in new markets for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

The table below summarizes the changes in our sales centers during 2014. Please see footnote 2 to the Acquisition table presented above for further information about our acquired locations.

December 31, 2013	321
Acquired locations	7
New locations	3
Consolidated locations	(3)
December 31, 2014	328

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share‑based compensation, goodwill and other non-cash impairments and equity earnings or losses in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Year Ended December 31,
(in thousands)	2014	2013

Net income	$111,030	$97,330
Add:
Interest expense (1)	7,208	6,528
Provision for income taxes	70,559	61,590
Share-based compensation	9,065	8,150
Equity earnings in unconsolidated investments	(204)	(182)
Depreciation	14,495	13,359
Amortization (2)	845	825
Adjusted EBITDA	$212,998	$187,600

(1)	Shown net of interest income and includes amortization of deferred financing costs as discussed below.

(2)	Excludes amortization of deferred financing costs of $542 for 2014 and $412 for 2013. This non-cash expense is included in Interest expense, net on the Consolidated Statements of Income.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by operating activities. Please see page 5 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Year Ended December 31,
(in thousands)	2014	2013

Adjusted EBITDA	$212,998	$187,600
Add:
Interest expense, net of interest income	(6,666)	(6,116)
Provision for income taxes	(70,559)	(61,590)
Losses on foreign currency transactions	277	220
Excess tax benefits from share-based compensation	(5,524)	(4,611)
Other	6,145	3,538
Change in operating assets and liabilities	(14,856)	(13,953)
Net cash provided by operating activities	$121,815	$105,088